THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

$50,000.00	Los Angeles, CA
February 23, 2007

FOR VALUE RECEIVED, Rokwader, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Yale Farar, an individual (the "Holder"), the principal amount of $50,000.00, payable upon the consummation of a business combination between the Company and an entity to be identified ("Due Date"), in relation to the Company's registration and offering of shares of common stock pursuant to Rule 419 promulgated under the Securities Act of 1933. The principal amount shall not bear any interest.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.    Agreement to Advance Funds.  This Note is being issued pursuant to the terms of the Agreement to Advance Funds entered into by and between the Company and the Holder and dated September 21, 2005 (the "Agreement"), the Amended Agreement to Advance Funds entered into by and between the Company and the Holder and dated May 10, 2006 (the “Amended Agreement”), and the Second Amended Agreement to Advance Funds entered into by and between the Company and the Holder and dated December 4, 2006 ( the “Second Amended Agreement”).

2.    Payments.  All payments of principal in respect of this Note shall be made in lawful money of the United States of America in same day funds at the principal office of the Holder, or at such other place as Holder may designate in writing. Each payment made hereunder shall be credited to outstanding principal due.

3.    Prepayment Privilege.  This Note may be prepaid at any time, without premium or penalty.

4.    Events of Default.  All liabilities of the Company under this Note shall be immediately due and payable, without notice or demand, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

(a)   A proceeding shall have been instituted in a court having jurisdiction over the Company seeking a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days, or Company shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

(b) The Company shall have filed a notice of withdrawal of the Company's registration statement on Form SB-2 with the Securities and Exchange Commission (the "SEC"); or

(c) The Company shall have failed to complete the contemplated offering within 6 months from date of the prospectus contained in registration statement on Form SB-2 as declared effective by the SEC.

(d) The Company shall have failed to complete a business combination prior to May 2, 2007.

5. Successors and Assigns.  The rights and obligations of the Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Company may not assign its obligations hereunder without the consent of the Holder; the Holder may assign its rights, interests or obligations hereunder, in whole or in part.

6. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

7. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

8. Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

10. Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the Company and the Holder hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Note, or other documents entered in connection herewith or the transactions contemplated hereby.

11. Headings.  The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

12. Severability.  In case any one or more of the provisions contained in this Note shall be deemed invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Miscellaneous.  In the event the Holder at any time discovers that this Note contains an error which was caused by clerical mistake, calculation error, computer error, printer error, or similar error, the Company agrees, upon notice from the Holder to execute any amendment or modification hereto that is necessary to correct any such errors, and the Company also agrees not to hold the Holder responsible for any damage resulting from such error. If this Note is lost, stolen, mutilated or destroyed, and the Holder delivers to the Company an indemnification in the Company's favor, signed by the Holder, the Company will sign and deliver to Holder, a note identical in form and content which will have the effect of the original Note for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first above written.

ROKWADER, INC.

Name:	Mitchell Turk
Title:	Secretary